CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated February 16, 2012, relating to the consolidated statements of financial condition of CommerceFirst Bancorp, Inc. and subsidiary as of December 31, 2011 and 2010, and the related consolidated statement of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2011, and to reference to our firm under the caption “Experts” in the Registration Statement.

TGM Group, LLC

Salisbury, Maryland

March 16, 2012